UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2005

NATIONAL FUEL GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-3880 (Commission File Number)	13-1086010 (IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)

Registrant's telephone number, including area code:	(716) 857-7000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

        On August 19, 2005, National Fuel Gas Company (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the following lenders: JPMorgan Chase Bank, N.A.; HSBC Bank USA, National Association; Manufacturers and Traders Trust Company; Bank of Tokyo-Mitsubishi Trust Company; The Northern Trust Company; National City Bank of Pennsylvania; PNC Bank, National Association; Bank of America, N.A.; and The Bank of New York. The Credit Agreement provides a $300 million committed credit facility through September 30, 2010. The Company may use the proceeds of loans under the credit facility to pay its obligations under (i) its commercial paper program, (ii) other short-term credit facilities and (iii) maturing long-term debt obligations, and for general corporate purposes. The credit facility replaces committed credit facilities aggregating $220 million previously obtained by the Company. With the Credit Agreement in place, the Company plans to increase the size of its commercial paper program from $200 million to $300 million.

        Rates for borrowing under the Credit Agreement are dependent on the Company’s credit ratings and are based, at the Company’s election, upon whether the borrowing is a Eurodollar loan or an Alternate Base Rate loan. Eurodollar loans will bear interest at an adjusted London Interbank Offered (LIBO) rate plus an applicable margin ranging from 0.18% to 0.75%, depending on the credit ratings of the Company. Alternate Base Rate loans will bear interest at a rate per annum equal to the sum of (1) the greatest of (a) the prime rate, (b) a base certificate of deposit rate plus 1%, and (c) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers plus 1/2 of 1%, and (2) an applicable margin ranging from 0% to 0.50%, depending on the credit ratings of the Company. In addition, under the terms of the Credit Agreement, the Company agrees to pay the lenders a facility fee on a quarterly basis. The facility fee rate is dependent on the credit ratings of the Company and ranges from a rate per annum equal to 0.07% to 0.25% of the total commitments under the Credit Agreement. Based on the Company’s current credit ratings, the facility fee rate would be 0.10% per annum.

        The Credit Agreement contains usual and customary covenants for agreements of this type, including covenants that restrict, among other things, the Company’s ability to merge or consolidate with other companies, sell any material part of its business or property, and incur liens. The Credit Agreement includes a covenant that the Company will not permit its debt to capitalization ratio to exceed 0.65 at the last day of any fiscal quarter. In addition, the Credit Agreement contains a cross-default provision whereby the failure by the Company or its significant subsidiaries to make payments under other borrowing arrangements aggregating $20.0 million or more, or the occurrence of certain events affecting those other borrowing arrangements, could trigger an obligation to repay any amounts outstanding under the committed credit facility.

        In the event of a default by the Company under the Credit Agreement, including a cross-default by the Company or its significant subsidiaries, the lenders may terminate the commitments made under the Credit Agreement and declare any principal amount then outstanding, and all accrued interest and other amounts payable by the Company under the Credit Agreement, to be immediately due and payable.

        In addition to the Credit Agreement, the Company maintains individual (bilateral) uncommitted or discretionary lines of credit with a number of financial institutions, including certain parties to the Credit Agreement, for general corporate purposes. Other financial institutions may also provide the Company with uncommitted or discretionary lines of credit in the future. JPMorgan Chase Bank, N.A. is administrative agent and a lender under a secured credit agreement previously entered into by Empire State Pipeline, a wholly-owned indirect subsidiary of the Company, and an affiliate of Bank of Tokyo-Mitsubishi Trust Company is a lender under that secured credit agreement. HSBC Bank USA, National Association is rights agent under the Company’s Amended and Restated Rights Agreement. The Bank of New York is the Company’s common stock transfer agent and registrar, the trustee under the Company’s indentures, and the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan. In addition, in the ordinary course of their respective businesses, certain lenders under the Credit Agreement, or their affiliates, perform, or may in the future perform, financial services for the Company or its affiliates, including investment banking, underwriting, lending, commercial banking and other advisory services.

Item 1.02   Termination of a Material Definitive Agreement

        The Credit Agreement referenced above supersedes, as of August 19, 2005, that certain Credit Agreement, dated as of September 30, 2002, among the Company, JP Morgan Chase Bank, N.A., as administrative agent, and the following lenders: JPMorgan Chase Bank, N.A.; HSBC Bank USA, National Association; Manufacturers and Traders Trust Company; KeyBank National Association; National City Bank of Pennsylvania; and The Northern Trust Company (as amended, the “2002 Credit Agreement”). The 2002 Credit Agreement provided a $110 million, 364-day credit facility through September 26, 2005 and a $110 million, multi-year credit facility through September 30, 2005. The Company has replaced these credit facilities with the $300 million committed credit facility described above.

        Certain parties to the 2002 Credit Agreement provide individual (bilateral) uncommitted or discretionary lines of credit to the Company. JPMorgan Chase Bank, N.A. is administrative agent and a lender under a secured credit agreement previously entered into by Empire State Pipeline, a wholly-owned indirect subsidiary of the Company. In addition, in the ordinary course of their respective businesses, certain lenders under the 2002 Credit Agreement, or their affiliates, perform, or may in the future perform, financial services for the Company or its affiliates, including investment banking, underwriting, lending, commercial banking and other advisory services.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        The information described in Item 1.01 is hereby incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY By: /s/ James R. Peterson James R. Peterson Assistant Secretary